Exhibit 23(b)

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our report on the audits of the consolidated financial statements of Pioneer Communications, Inc. and subsidiaries dated April 2, 1997 and to the reference to our Firm under the caption "Experts" in the Registration Statement.



/s/ Kiesling Associates LLP

KIESLING ASSOCIATES LLP
Madison, Wisconsin
April 18, 1997